Exhibit 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Brett M. Johnson, Chief Executive Officer of Forward Industries, Inc. (”Forward”), and James O. McKenna, Chief Financial Officer of Forward, do each certify pursuant to 18 U.S.C. §1350 that, to the best of their knowledge:

  The Amendment No. 1 to the annual report on Form 10-K/A for the fiscal year ended September 30, 2011 (the “Form 10-K/A”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

  The information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Forward.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 30th day of January 2012.

/s/ BRETT M. JOHNSON
Brett M. Johnson
President and Chief Executive Officer
(Principal Executive Officer)

/s/ JAMES O. MCKENNA
James O. McKenna
Chief Financial Officer
(Principal Financial and Accounting Officer)